UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 11, 2016

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Directors

On February 9, 2016, the Board of Directors (the “Board”) of Auburn National Bancorporation, Inc. (the “Company”) and AuburnBank (the “Bank”) appointed Ms. Amy Murphy, CPA, and Dr. Patricia Wade Williams, M.D. (known professionally and herein as “Dr. Wade”), to serve as directors for the Company and the Bank. Ms. Murphy and Dr. Wade will initially serve on the Independent Directors Committee. Following the 2016 Annual Meeting, Ms. Murphy and Dr. Wade may be appointed to other committees.

There is no agreement or understanding between Ms. Murphy or Dr. Wade and any other person pursuant to which they were elected to the Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Registrant. In accordance with Nasdaq guidelines, the Board has determined that Ms. Murphy and Dr. Wade are independent. Ms. Murphy and Dr. Wade are not parties to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events

On February 11, 2016, the Company issued a press release announcing Ms. Murphy’s and Dr. Wade’s appointment to the Boards of both the Company and the Bank. Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.
(Registrant)

/s/ E.L. Spencer, Jr.
E.L. Spencer, Jr.
Chairman, President and Chief Executive Officer

Date: February 11, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 11, 2016